Exhibit 24.1

TIMKENSTEEL CORPORATION REGISTRATION STATEMENT ON

FORM S-8 POWER OF ATTORNEY

Each of the undersigned directors and officers of TimkenSteel Corporation, an Ohio corporation (the “Registrant”), hereby constitutes and appoints each of Tina M. Beskid, Frank A. DiPiero and Kristine C. Syrvalin, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-8 relating to the issuance of common shares, without par value, of the Registrant by the Registrant pursuant to the TimkenSteel Corporation Amended and Restated 2014 Equity and Incentive Compensation Plan, with any and all amendments, supplements and exhibits thereto (including post-effective amendments), with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 26th day of October 2016.

Signature	Title

/s/ Ward J. Timken, Jr. Ward J. Timken, Jr.	Chairman, Chief Executive Officer and President (Principal Executive Officer) and Director

/s/ Christopher J. Holding Christopher J. Holding	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Tina M. Beskid Tina M. Beskid	Vice President, Corporate Controller and Investor Relations (Principal Accounting Officer)

/s/ Joseph A. Carrabba Joseph A. Carrabba	Director

/s/ Phillip R. Cox Phillip R. Cox	Director

/s/ Diane C. Creel Diane C. Creel	Director

/s/ Terry L. Dunlap Terry L. Dunlap	Director

/s/ Randall H. Edwards Randall H. Edwards	Director

/s/ Donald T. Misheff Donald T. Misheff	Director

/s/ John P. Reilly John P. Reilly	Director

/s/ Ronald A. Rice Ronald A. Rice	Director

/s/ Randall A. Wotring Randall A. Wotring	Director